UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2020

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

 (Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2020, Heat Biologics, Inc. (the “Company”) held a 2020 Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan” or the “Plan”) to increase the number of shares of common stock, $0.0002 par value per share (the “Common Stock”), that the Company will have authority to grant under the Plan by an additional 4,000,000 shares of Common Stock. A description of the Plan and the amendment to the Plan approved at the Special Meeting is set forth in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting, which was filed on January 24, 2020 (the “Definitive Proxy Statement”) with the Securities and Exchange Commission in the section entitled “Proposal 4—Approval of an Amendment to our 2018 Stock Incentive Plan to Increase the Number of Shares of Common Stock That We Will Have Authority to Grant Under the Plan by an Additional 4,000,000 Shares of Common Stock,” which is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of Amendment No. 2 to the 2018 Stock Incentive Plan, the form of which is included as Exhibit 10.1 hereto and attached to the Definitive Proxy Statement as Appendix D.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On February 27, 2020, at the Special Meeting, the Company’s stockholders voted on the following five (5) proposals and cast their votes as described below.  These matters are described in detail in the Definitive Proxy Statement.

Proposal 1 — To approve an amendment to the Company’s third amended and restated certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio to be determined in the discretion of our Board of Directors within a range of one (1) share of Common Stock for every two (2) to fifty (50) shares of Common Stock.

The Company’s stockholders approved Proposal 1.  The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

31,302,402	2,830,824	54,619	0

Proposal 2 — To approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000.

The Company’s stockholders approved Proposal 2.  The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

29,573,147	4,426,816	187,882	0

Proposal 3 — To approve an amendment to the Restated Certificate of Incorporation to authorize the Board of Directors to issue (and set the terms of) undesignated preferred stock.

The Company’s stockholders did not approve Proposal 3.  The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

15,300,367	2,917,260	3,691,273	12,278,945

Proposal 4 — To approve an amendment to 2018 Stock Incentive Plan to increase the number of shares of Common Stock that the Company will have authority to grant under the Plan by an additional 4,000,000 shares of Common Stock.

The Company’s stockholders approved Proposal 4.  The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

16,026,415	2,221,559	3,660,926	12,278,945

Proposal 5 — To approve an adjournment of the Special Meeting, if the Board of Directors determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, Proposal 2, Proposal 3 and/or Proposal 4.

The Company’s stockholders approved Proposal 5.  The votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,127,897	4,572,161	5,487,787	0

The Board of Directors has determined not to adjourn the Special Meeting to solicit additional proxies.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 2 to the Heat Biologics, Inc. 2018 Stock Incentive Plan (incorporated by reference to Appendix D to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 24, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2020	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer